UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

TWC HOLDING LLC
(Exact name of registrant as specified in its charter)

Delaware	333-124826	59-3781176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4701 Creek Road, Suite 200, Cincinnati, Ohio		42542
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This report may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our business, operations, financial results and future prospects.  These statements are based on management’s current expectations and are subject to significant risks and uncertainties, including but not limited to the factors described under the heading “Cautionary Statements Regarding Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2005. For a detailed discussion of the factors which could impact our business, operations, financial results and future prospects, please refer to the “Risk Factors” contained in our registration statement on Form S-4 and risk factors discussed in our other filings with the U.S. Securities and Exchange Commission (the “SEC”).  All documents filed with the SEC are available free of charge through the SEC’s website at http://www.sec.gov or from us by contacting Paul G. McPhillips at (513) 552-7400.

Item 1.01.  Entry into a Material Definitive Agreement

On March 14, 2007, The Wornick Company (the “Operating Company”) and TWC Holding LLC, entered into a series of agreements in conjunction with the assignment on the same date to DDJ Total Return Loan Fund, L.P. (“DDJ”) by Texas State Bank (“TSB”) of all rights and obligations pursuant to the existing Loan Agreement dated June 30, 2004 by and among TSB and the Company.  The assignment also included all Loan Documents, as defined in the Loan Agreement, and the Intercreditor Agreement by and among TSB and U.S. Bank National Association, all dated June 30, 2004.

Concurrent with the aforementioned assignment, the Operating Company entered into a First Amendment to Loan Agreement (“Amendment”) with DDJ, primarily to establish an additional credit facility (“Term Loan”) in the principal amount of $10 million, to amend the Revolving Loan Promissory Note (“Amended Revolver”) and to provide for a waiver of certain defaults under the Loan Agreement, including failure of the Operating Company to comply with financial ratios and minimum working capital requirements under terms of the Loan Agreement.

The Term Loan provides for a principal amount of $10 million and bears interest at an annual rate equal to the three month London Interbank Offered Rate (“Three Month LIBOR”) plus 7.65% (or plus 9.65% in the case of default).  Interest is payable quarterly in arrears beginning June 30, 2007.  The principal balance is due upon maturity on June 30, 2011.  Prepayment penalties apply if the Operating Company prepays the principal balance of the Term Loan on or before March 31, 2011.  In addition, the Operating Company was required to pay a non-refundable commitment fee of $100,000 upon issuance of the Term Note and the Operating Company will be required to pay a redemption fee equal to 2% of the principal balance on the date of any principal payment, including upon maturity.   The Term Loan is secured by a lien and security interest in collateral as determined under the Loan Agreement.

The Amended Revolver provides for borrowings up to a maximum principal amount of $15 million, subject to limits on total borrowings as described in the subsequent paragraph.  The Amended Revolver bears interest at an annual rate equal to Three Month LIBOR plus 7.65% (or plus 9.65% in the case of default) and is payable monthly in arrears beginning March 31, 2007.  The principal balance outstanding under the Amended Revolver is due upon maturity on June 30, 2011.  Upon maturity or other termination of the Amended Revolver, the Operating Company must pay a redemption fee equal to 2% of maximum borrowings, or $300,000.  In addition, the Operating Company must pay a commitment termination fee calculated pursuant to the Amended Revolver if the Amended Revolver is terminated on or before March 31, 2011.  The Amended Revolver is secured by a lien and security interest in collateral as determined under the Loan Agreement.

Total borrowings under the Amendment must not exceed the lesser of $25 million, the borrowing base (defined as 85% of accounts receivable and 65% of inventories less $1 million), or the Maximum Amount (as defined in the Intercreditor Agreement dated June 30, 2004).  The Amendment also extends the annual commitment fee requirement through June 30, 2010.

Item 1.02.  Termination of a Material Definitive Agreement

The discussion under Item 1.01 above is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation

The discussion under Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibit 10.1	Assignment Agreement

Exhibit 10.2	First Amendment to Loan Agreement

Exhibit 10.3	Term Loan Promissory Note

Exhibit 10.4	Amended and Restated Revolving Loan Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWC HOLDING LLC

By:	/s/ Larry L. Rose
Name: Larry L. Rose
Title: Chief Executive Officer and President

Dated: March 20, 2007